Exhibit 1.2

GLOBAL NET LEASE, INC.

AMENDMENT NO. 1 TO EQUITY DISTRIBUTION AGREEMENT

May 9, 2019

UBS Securities LLC
1285 Avenue of the Americas
New York, New York 10019

Robert W. Baird & Co. Incorporated
1775 Tysons Boulevard, Suite 1400
McLean, VA 22102

Capital One Securities, Inc.
299 Park Avenue, 14th Floor
New York, NY 10171

Mizuho Securities USA LLC
320 Park Avenue, 12th Floor
New York, NY 10022

B. Riley FBR, Inc.
299 Park Avenue, 21st Floor
New York, New York 10171

KeyBanc Capital Markets Inc.
127 Public Square, 4th Floor,
Cleveland, Ohio 44114

BMO Capital Markets Corp.
3 Times Square, 25th Floor
New York, New York 10036

BBVA Securities Inc.
1345 Avenue of the Americas, 44th Floor
New York, New York 10105

SMBC Nikko Securities America, Inc.
277 Park Avenue
New York, New York 10172

Stifel, Nicolaus & Company, Incorporated
501 North Broadway, 10th Floor
Saint Louis, Missouri 63102

Ladenburg Thalmann & Co. Inc.
277 Park Avenue, 26th Floor
New York, New York 10172

Ladies and Gentlemen:

Reference is made to the Equity Distribution Agreement, dated as of February 28, 2019 (the “Agreement”), by and among Global Net Lease, Inc., a Maryland corporation (the “Company”), and Global Net Lease Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), on the one hand, and UBS Securities LLC, Robert W. Baird & Co. Incorporated, Capital One Securities, Inc., Mizuho Securities USA LLC, B. Riley FBR, Inc., KeyBanc Capital Markets Inc., BMO Capital Markets Corp., BBVA Securities Inc., SMBC Nikko Securities America, Inc. and Stifel, Nicolaus & Company, Incorporated (each an “Existing Agent” and collectively, the “Existing Agents” and together with the Company and the Operating Partnership, the “Parties”) pursuant to which the Company may issue and sell through the Existing Agents, acting as agent and/or principal, shares of the Company’s common stock, par value $0.01 per share, having an aggregate sale price of up to $250,000,000. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

In connection with the foregoing, the Parties wish to amend the Agreement through this Amendment No. 1 to the Equity Distribution Agreement (this “Amendment”) to modify the definition of certain defined terms set forth in the Agreement and used therein and to make certain other changes to the Agreement with effect on and after the date hereof (the “Effective Date”).

SECTION 1. Amendments to the Agreement. The Parties agree, from and after the Effective Date, that:

a.
The definitions of the terms “Agent” and “Agents” are hereby amended to read as follows: “UBS Securities LLC, Robert W. Baird & Co. Incorporated, Capital One Securities, Inc., Mizuho Securities USA LLC, B. Riley FBR, Inc., KeyBanc Capital Markets Inc., BMO Capital Markets Corp., BBVA Securities Inc., SMBC Nikko Securities America, Inc., Stifel, Nicolaus & Company, Incorporated and Ladenburg Thalmann & Co. Inc. (each an “Agent” and collectively, the “Agents”),”

b.
Section 10 of the Agreement is hereby amended to include the following subsection (k): “(k) Ladenburg Thalmann & Co. Inc, 277 Park Avenue, 26th Floor, New York, NY 10172, Attention: Steve Kaplan, Fax No. (212) 409-2169”

SECTION 2. Obligations Binding upon Ladenburg Thalmann & Co. Inc. Ladenburg Thalmann & Co. Inc. hereby agrees to be bound by the terms of the Agreement. Ladenburg Thalmann & Co. Inc. shall be considered to be an Agent under the Agreement to the same extent as if it were a party to the Agreement on the date of the execution thereof.

SECTION 3. No Other Amendments; References to Agreements. Except as set forth in this Amendment, all other terms and provisions of the Agreement shall continue in full force and effect. All references to the Agreement in the Agreement or in any other document executed or delivered in connection therewith shall, from the date hereof, be deemed a reference to the Agreement as amended by this Amendment.

SECTION 4. Counterparts. This Amendment may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

SECTION 5. Law; Construction. This Amendment and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Amendment (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the internal laws of the State of New York.

SECTION 6.  Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and the Operating Partnership consent to the jurisdiction of such courts and personal service with respect thereto. The Company and the Operating Partnership hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Agent or any indemnified party. Each of the Agents and the Company and the Operating Partnership (on their behalf and, to the extent permitted by applicable law, on behalf of their stockholders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Amendment. The Company and the Operating Partnership agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and the Operating Partnership and may be enforced in any other courts to the jurisdiction of which the Company and the Operating Partnership are or may be subject, by suit upon such judgment.

SECTION 7. Headings. The Section headings in this Amendment have been inserted as a matter of convenience of reference and are not a part of this Amendment.

[Signature Page Follows]

Very truly yours,

GLOBAL NET LEASE, INC.

By:	/s/ James L. Nelson
Name: James L. Nelson
Title: Chief Executive Officer and President

GLOBAL NET LEASE OPERATING PARTNERSHIP, L.P.

By:	Global Net Lease, Inc., its general partner

By:	/s/ James L. Nelson
Name: James L. Nelson
Title: Chief Executive Officer and President

[Signature Page to Amendment No. 1 to Equity Distribution Agreement]

ACCEPTED as of the date first above written

UBS SECURITIES LLC

By: /s/ Whitney Mikell

Name: Whitney Mikell
Title: Director

By: /s/ Chris LoBello

Name: Chris LoBello
Title: Associate Director

ROBERT W. BAIRD & CO. INCORPORATED

By: /s/ Tim Stefanou

Name: Tim Stefanou
Title: Vice President

CAPITAL ONE SECURITIES, INC.

By: /s/ Greg K. Steele

Name: Greg K. Steele
Title: Managing Director

MIZUHO SECURITIES USA LLC

By: /s/ John T. Deignan

Name: John T. Deignan
Title: Managing Director

B. RILEY FBR, INC.

By: /s/ Patrice McNicoll

Name: Patrice McNicoll
Title: CoHead, Investment Banking

KEYBANC CAPITAL MARKETS INC.

By: /s/ David Gruber

[Signature Page to Amendment No. 1 to Equity Distribution Agreement]

Name: David Gruber
Title: Managing Director

BMO CAPITAL MARKETS CORP.

By: /s/ David Raff

Name: David Raff
Title: Managing Director
BBVA SECURITIES INC.

By: /s/ Ryan Donovan

Name: Ryan Donovan
Title: Managing Director

SMBC NIKKO SECURITIES AMERICA, INC.

By: /s/ Michael A. Walsh

Name: Michael A. Walsh
Title: Managing Director

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By: /s/ Chad M. Gorsuch

Name: Chad M. Gorsuch
Title: Managing Director

LADENBURG THALMANN & CO. INC.

By: /s/ Steven Kaplan

Name: Steven Kaplan
Title: Head of Capital Markets

[Signature Page to Amendment No. 1 to Equity Distribution Agreement]